Exhibit 99.1

EnerNOC Media Relations: Sarah McAuley 617.532.8195 news@enernoc.com	Investor Relations: Christopher Sands 617.692.2569 ir@enernoc.com

EnerNOC Announces Plan to Restructure its Energy Intelligence Software Business

BOSTON, MA, September 23, 2016 – EnerNOC, Inc. (Nasdaq: ENOC), a leading provider of energy intelligence software (EIS) and demand response solutions, announced today that it is restructuring its subscription-based EIS business to refine its focus to select industry segments and high potential customers. This move, from broad market creation to a more targeted EIS go-to-market strategy, will materially reduce EnerNOC’s operating expenses, including an immediate reduction of its global workforce by approximately 15 percent.

“Over the past several years, we have made important product-related acquisitions, developed industry-leading EIS technology, and shaped the emerging EIS market. As a result, we are experiencing traction within a few key industries and with dozens of progressive enterprises that are ahead of their peers on the energy management maturity curve,” said Tim Healy, EnerNOC’s Chairman and CEO.

“We remain confident that forces such as increasingly common mandates to report energy consumption, investor interest in sustainability, and pressure to reduce energy risk throughout the supply chain will drive a substantial long-term EIS market opportunity. That said, we are restructuring our subscription software business to focus on those customers who are ready to buy in the near-term, reducing some redundancies associated with our previous acquisition activity, and continuing to work to ensure that we have the best EIS solution in the industry. We will continue to invest in customer success, but by adjusting our investment to meet the current market demand, we'll ensure that we're in the strongest possible financial position as the market matures.”

EnerNOC also announced today that it is reaffirming its previously issued third quarter and full-year financial guidance.

EnerNOC plans to provide additional details on the restructuring in conjunction with its upcoming third quarter earnings call in early November.

About EnerNOC

EnerNOC is a leading provider of EIS and demand response solutions. With capabilities to better address budgets and procurement, utility bill management, facility analysis and optimization, sustainability and reporting, project tracking, and demand management, EnerNOC's SaaS platform helps enterprises control energy costs, mitigate risk, and streamline compliance and sustainability reporting. EnerNOC also offers access to more demand response programs worldwide than any other provider, providing enterprises a valuable payment stream to further enhance bottom line results and utilities and grid operators a reliable, cost-effective demand-side resource. For more information, visit www.enernoc.com.

Safe Harbor Statement

Statements in this press release regarding management's future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to the Company’s future financial performance on both a GAAP and non-GAAP basis, and the future growth and success of the Company’s energy intelligence software and demand response solutions, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as "anticipate," "believe," "could," "could increase the likelihood," "estimate," "expect," "intend," "is planned," "may," "should," "will," "will enable," "would be expected," "look forward," "may provide," "would" or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to under the section "Risk Factors" in EnerNOC's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as other documents that may be filed by EnerNOC from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, the Company's actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. EnerNOC is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.